As filed with the Securities and Exchange Commission on May 23, 2012

Registration No. 333-129223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

COASTAL BANKING COMPANY, INC.
(Exact name of registrant as specified in its charter)

South Carolina	58-2455445
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

36 Sea Island Parkway
Beaufort, South Carolina 29907
 (Address of principal executive offices, including zip code)
_____________________________

COASTAL BANKING COMPANY, INC. /
FIRST CAPITAL BANK HOLDING CORPORATION STOCK INCENTIVE PLAN
(Full title of the Plan)

Michael G. Sanchez
President and Chief Executive Officer
Coastal Banking Company, Inc.
36 Sea Island Parkway
Beaufort, South Carolina 29907
Phone: (843) 522-1228
(Name, address and telephone number, including area code, of agent for service)
_____________________

Copy to:
Lyn G. Schroeder
Bryan Cave LLP
1201 West Peachtree Street, N.W.
14th Floor
Atlanta, Georgia 30309
Phone: (404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-129223) (the “Registration Statement”) filed by Coastal Banking Company, Inc. (the “Company”) relating to 91,066 shares of Common Stock of the Company issuable pursuant to the Coastal Banking Company, Inc. / First Capital Bank Holding Corporation Stock Incentive Plan (the “Plan”).

The Company is a bank holding company and the class of securities to which this registration applies is held of record by fewer than 1,200 shareholders.  The Company desires to deregister all of the unissued shares registered on the Registration Statement and to suspend reporting obligations under the Securities Exchange Act of 1934, as amended.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaufort, state of South Carolina, on this 23rd day of May, 2012.

COASTAL BANKING COMPANY, INC.

By:	/s/ Michael G. Sanchez
Michael G. Sanchez
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christina H. Bryan	Director	May 23, 2012
Christina H. Bryan

/s/ Suellen Rodeffer Garner	Chairman of the Board of Directors	May 23, 2012
Suellen Rodeffer Garner

/s/ Paul R. Garrigues*	Chief Financial Officer	May 23, 2012
Paul R. Garrigues

/s/ Mark B. Heles	Director	May 23, 2012
Mark B. Heles

/s/ James W. Holden, Jr.	Director	May 23, 2012
James W. Holden, Jr.

/s/ Ladson F. Howell	Vice Chairman of the	May 23, 2012
Ladson F. Howell	Board of Directors

/s/ James C. Key	Director	May 23, 2012
James C. Key

/s/ Robert B. Pinkerton	Director	May 23, 2012
Robert B. Pinkerton

/s/ Michael G. Sanchez**	President, Chief Executive Officer	May 23, 2012
Michael G. Sanchez	and Director

/s/ Edward E. Wilson	Director	May 23, 2012
Edward E. Wilson

/s/ Marshall E. Wood	Director	May 23, 2012
Marshall E. Wood

* Principal Financial and Accounting Officer
 ** Principal Executive Officer

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